                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                      State/Country of           Percent Owned By
         Name                           Incorporation            Perrigo Company
         ----                           -------------            ---------------

L. Perrigo Company                      Michigan                  100%

Perrigo Company of Tennessee, Inc.      Tennessee                100%

Cumberland Freight Line, Inc.           Tennessee                100% by Perrigo Company of Tennessee

Perrigo Company of Missouri, Inc.       Missouri                 100%

Perrigo Company of                      Michigan                 100%
  South Carolina, Inc.

Perrigo Sales Company                   Michigan                 100%

Perrigo (Barbados), L.T.D.              Barbados                 100%

Perrigo International, Inc.             Michigan                 100%

Perrigo de Mexico S.A. de C.V.          Nuevo Leon (Mexico)      100% by Perrigo International, Inc.

Nippon Perrigo K.K.                     Japan                    100% by Perrigo International, Inc.





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